Exhibit 3.1.1 Amendment dated as of October 17, 2003 to
              Certificate of Incorporation

CERTIFICATE OF CORRECTION
OF THE
CERTIFICATE OF AMENDMENT
OF
DOCUMENT SECURITY SYSTEMS, INC.

           I, the undersigned, President of Document Security Systems, Inc., pursuant to Section 105 of the Business Corporation Law, do hereby certify:

         1.       The name of the corporation is DOCUMENT SECURITY SYSTEMS, INC.

         2. The Certificate of Amendment being corrected was filed by the Department of State on February 3, 2003.

         3. The Certificate of Amendment is corrected pursuant to Section 105 of the Business Corporation Law to remove the following Paragraph 3 because it contained incorrect statements:

                  "The Corporation is currently authorized to issue 20,000,000 shares of common stock, par value of .001 per share. Of the currently authorized 200,000,000 shares, 9,309,818 were issued and 190,690,182 are unissued. The 9,309,818 issued shares will be changed in 46,549.09 shares of common stock par value of .02 per share at a rate of one old share for every .005 new share. The 190,690,182 unissued shares will be changed in 199,953,450.91 shares of common stock par value of .02 per share at a rate of one old share for every 1,048577 new shares."

         4. Paragraph 3 of the Certificate of Amendment shall be stricken in its entirety and replaced with the following:

                  "The Corporation is currently authorized to issue 200,000,000 shares of common stock, par value .0001 per share. Of the currently authorized 200,000,000 shares, 9,309,818 are issued and 190,690,182 are unissued. The 9,309,818 issued shares of common stock, par value .0001 per share, will be changed into 9,309,818 shares of common stock, par value .02 per share, at a rate of one old share for every one new share. The 190,690,182 unissued shares of common stock, par value .0001 per share, will be changed into 190,690,182 shares of common stock, par value .02 per share, at a rate of one old share for every one new share."

         5. The balance of the Certificate of Amendment shall remain unchanged.

                                           DOCUMENT SECURITY SYSTEMS, INC.

                                           By: /S/ PATRICK WHITE
                                              ----------------------------------
                                              Patrick White, President
Dated: October 17, 2003


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